Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-218515, 333-211873, 333-191777 and 333-161662 on Form S-8 of our report dated February 28, 2018 (February 26, 2019 as to Note 23), relating to the 2017 and 2016 consolidated financial statements of SunOpta Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of the Company for the year ended December 29, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
February 26, 2019